UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 29, 2020
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 Seaport Boulevard, Boston, Massachusetts 02210
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on May 29, 2020 (the “Original Form 8-K”) is being filed by Alexion Pharmaceuticals, Inc. (the “Company”) to include the Confidential Settlement and License Agreement (the “Settlement Agreement ”), dated May 28, 2020, by and between the Company and Amgen Inc., which was not included with the Original Form 8-K. Except as set forth herein, this Amendment does not amend, modify or update the disclosure contained in the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Confidential Settlement and License Agreement, dated as of May 28, 2020, by and between Alexion Pharmaceuticals, Inc., Alexion Pharma International Operations Unlimited Company and Amgen Inc.

* Certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020	ALEXION PHARMACEUTICALS, INC.

By: /s/ Doug Barry
Name: Doug Barry
Title: Vice President, Corporate Law